EXHIBIT I
TEEKAY OFFSHORE PARTNERS L.P. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE

TEEKAY OFFSHORE PARTNERS L.P. ANNOUNCES THIRD QUARTER 2007 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, October 24, 2007 – Teekay Offshore Partners L.P. (NYSE: TOO) plans to release its financial results for the third quarter of 2007 after market close on Wednesday, October 31, 2007.

The Partnership plans to host a conference call on Friday, November 2, 2007 at 12:00 p.m. (ET) to discuss the results for the quarter.  All unitholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 904-6908 or (416) 915-8329 if outside North America;
•	By accessing the webcast, which will be available on Teekay Offshore Partners web site at www.teekayoffshore.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Friday, November 9, 2007 by dialing (888) 203-1112 or (647) 436-0148 and entering access code 5422116.

About Teekay Offshore

Teekay Offshore Partners L.P., a publicly-traded master limited partnership formed by Teekay Corporation (NYSE: TK), is an international provider of marine transportation and storage services to the offshore oil industry.  Teekay Offshore Partners owns a 26.0% interest in and controls Teekay Offshore Operating L.P. (OPCO), a Marshall Islands limited partnership with a fleet of 36 shuttle tankers (including 12 chartered-in vessels), four floating storage and offtake units and nine conventional crude oil Aframax tankers.  In addition, Teekay Offshore Partners L.P. has direct ownership interests in two shuttle tankers and one FSO unit.  Teekay Offshore Partners also has rights to participate in certain floating production, storage and offloading (FPSO) opportunities.

Teekay Offshore Partners common units trade on the New York Stock Exchange under the symbol “TOO”.

For Investor Relations enquiries contact:
Dave Drummond
Tel: +1 (604) 609-6442

For Media enquiries contact:
Alana Duffy
Tel: +1 (604) 844-6605

Web site:  www.teekayoffshore.com

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